Exhibit 99.1

Pro Forma Financial Information

Preliminary Note

The unaudited pro forma financial information for TP Flexible Income Fund, Inc. (“FLEX” or the “Company”) included with this filing includes the Statement of Assets and Liabilities for the Company as of March 31, 2019 as well as the pro forma condensed Statement of Operations for the Company for the twelve months ended March 31, 2019. The Statement of Assets and Liabilities was included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019 (filed with the Securities and Exchange Commission on May 17, 2019) and reflects the actual combined assets and liabilities of the Company and Pathway Capital Opportunity Fund, Inc. (“PWAY”) as of the period presented. The unaudited pro forma condensed Statement of Operations for the Company for the twelve months ended March 31, 2019 assumes certain cost savings and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger between the Company and PWAY been completed at the beginning of the applicable period presented, nor the impact of asset dispositions, share repurchases and other factors.

TP Flexible Income Fund, Inc.

Pro Forma Condensed Consolidated Statements of Assets and Liabilities
March 31, 2019

(unaudited)

	PWAY(1)		TPIC(1)		Post NAV determination Adjustments(2)	FLEX(3)

ASSETS
Investments at fair value	$8,255,948		$11,457,828		$(100,491)	$19,613,285
Cash	116,391	(4)	5,930,453	(4)	(874,997)	5,171,847
Other assets	147,737		528,341		65,729	741,807
Total assets	$8,520,076		$17,916,622		$(909,759)	$25,526,939

LIABILITIES
Due to Adviser (2)	$48,899	(5)	$167,072		$(166,142)	$49,829
Other liabilities	348,042	(4)	833,958	(4)	(791,572)	390,428
Total liabilities	396,941		1,001,030		(957,714)	440,257
Commitments and contingencies (Note 10)
Net assets	$8,123,135		$16,915,592		$47,955	$25,086,682

Total shares outstanding
Total TPIC shares outstanding			1,614,221		13,935 (6)
Total Class A Shares outstanding (PWAY)	570,431
Total Class I Shares outstanding (PWAY)	32,834
Total FLEX shares outstanding					775,193 (7)	2,403,349

Net asset value per share
PWAY Class A Shares net asset value per share	$13.46		$10.48
PWAY Class I Shares net asset value per share	$13.50
TPIC net asset value per share
FLEX net asset value per share						$10.44

(1)	The balance sheet of Pathway Capital Opportunity Fund, Inc. (“PWAY”) and Triton Pacific Investment Corporation, Inc. (“TPIC”) reflect the balances as of March 27, 2019 which was used in the merger net asset value determination.

(2)	These balances reflect the activity from March 27, 2019 through March 31, 2019.

(3)	The balance sheet of the combined entity (“FLEX”or the “Company”) reflects the merger of PWAY into TPIC (the “Merger”) and is the balance sheet included in the Company’s Quarterly report on Form 10-Q as of March 31, 2019, as filed with the SEC on May 22, 2019.

(4)	The cash and other liabilities have been reduced for costs relating to the Merger consisting of $709,000 for PWAY and $635,000 for TPIC. As of March 30, 2019, all merger costs have been incurred and expensed.

(5)	Due to adviser for PWAY has been adjusted to reflect the reversal of offering and organizational costs of $1.98 million due to Pathway Capital Opportunity Fund Management, LLC (the “PWAY Investment Adviser”), PWAY’s investment adviser. With the approval of the agreement and plan of merger (as amended and restated, the “Merger Agreement”), the offering ended and the offering and organization costs were no longer reimbursable.

(6)	This reflects shares that were issued in the period from March 27, 2019 through March 31, 2019.

(7)	Total shares outstanding have been adjusted to reflect the shares issued in connection with the Merger pursuant to the Merger Agreement.

TP Flexible Income Fund, Inc.

Pro Forma Condensed Statement of Operations

For the Twelve Months Ended March 31, 2019

(unaudited)

	TPIC	PWAY	Pro Forma Adjustments		Pro Forma FLEX Combined
Performance Data:
Interest	$1,103,125	$1,175,515			$2,278,640
Other income	12,664	-			12,664
Total investment income	1,115,789	1,175,515			2,291,304
Base management fees	356,783	213,766	(123,828	)(1)	446,721
Performance-based incentive fees	-	-			-
Interest and expenses on the Credit Facility	-	40,532			40,532
Other expenses	1,789,079	1,704,998	(2,269,058	)(2)(3)	1,225,019
		-
Total expenses	2,145,862	1,959,297	(2,392,886	)(1)(2)(3)	1,712,272
Expense Support	-	(407,156)	407,156	(4)	-
Waiver of offering costs		(1,492,252)	1,492,252	(5)	-
Net operating expenses	2,145,862	59,889	(1,985,730	)(1)(2)(3)(4)	1,712,272
Net investment income (loss)	$(1,030,073)	$1,115,626			$579,031
Net realized and unrealized (losses) gains from investments	(611,908)	(1,117,689)			(1,729,597)
Net increase (decrease) in net assets resulting from operations	$(1,641,981)	$(2,063)			$(1,150,566)
Net increase (decrease) in net assets resulting from operations per common share	$(1.02)	$(0.00)			$(0.48)
Net investment income (loss) per common share	$(0.64)	$1.71			$0.24

Weighted average common shares outstanding (pro forma not adjusted)	1,610,107	653,155	140,087		2,403,349

(1) The management fee per year for both PWAY and TPIC is 2% of assets per year. FLEX’s management fee is 1.75% of assets per year.

(2) Certain expenses have been adjusted to recognize costs of duplicative services and other merger generated efficiencies in costs related to administration, accounting, legal, insurance and other costs.

(3) Certain expenses that were incurred and expensed as of March 31, 2019 as part of the Merger have been adjusted as these are a one time expense.

(4) Under the Expense Limitation Agreement dated as of March 31, 2019 (the “FLEX ELA”) between FLEX and Prospect Flexible Income Management, LLC, FLEX’s investment adviser (the “New Investment Adviser”), the New Investment Adviser, in its sole discretion, may waive a portion or all of the investment advisory fees that it is entitled to receive pursuant to the Investment Advisory Agremeent dated as of March 31, 2019 between FLEX and the New Investment Adviser (the “New Investment Advisory Agreement”) in order to limit FLEX’s Operating Expenses (as defined below) to an annual rate, expressed as a percentage of FLEX’s average quarterly net assets, equal to 8.00% (the “Annual Limit”). For purposes of the FLEX ELA, the term “Operating Expenses” with respect to FLEX, is defined to include all expenses necessary or appropriate for the operation of FLEX, including but not limited to the New Investment Adviser’s base management, any and all costs and expenses that qualify as line item “organization and offering” expenses in the financial statements of FLEX as the same are filed with the SEC and other expenses described in the New Investment Advisory Agreement, but does not include any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses. Upfront shareholder transaction expenses (such as sales commissions, dealer manager fees, and similar expenses) are not Operating Expenses. As the FLEX ELA is discretionary, it is not presented for pro forma purposes.

(5) This adjustment reflects the reversal of offering and organizational costs that were due to the PWAY Investment Adviser and that were no longer reimbursable with the approval of the Merger Agreement. This was a one time reversal of previously expensed costs that will not be recurring and therefore were removed from the pro forma financial statements.

TP FLEXIBLE INCOME FUND, INC.
SCHEDULE OF INVESTMENTS as of March 31, 2019
(Unaudited)

Portfolio Company / Security Type	Industry	Acquisition Date	Coupon/Yield (b)	Floor	Legal Maturity	Principal/ Quantity	Amortized Cost	Fair Value (c)	% of Net Assets
Senior Secured Loans—First Lien
LSF9 Atlantis Holdings, LLC	Retail	4/21/2017	1ML+6.00% (8.48%)	1.00%	5/1/2023	$478,125	$473,344	$446,151	1.78%
California Pizza Kitchen, Inc.	Hotel, Gaming & Leisure	8/19/2016	1ML+6.00% (8.50%)	1.00	8/23/2022	341,250	337,837	330,588	1.32
CareerBuilder	Services: Consumer	7/27/2017	3ML+6.75% (9.35%)	1.00	7/31/2023	356,625	345,927	357,963	1.43
Deluxe Entertainment Services Group, Inc.	Services: Business	11/8/2016	3ML+5.50% (8.24%)	1.00	2/28/2020	329,012	319,141	289,394	1.15
Flavors Holdings, Inc. Tranche B	Beverage, Food & Tobacco	10/7/2014	3ML+5.75% (8.35%)	1.00	4/3/2020	96,875	93,000	90,578	0.36
GK Holdings, Inc.	Media: Broadcasting & Subscription	1/30/2015	3ML+6.00% (8.60%)	1.00	1/20/2021	119,688	118,490	107,718	0.43
GoWireless Holdings, Inc.	Retail	12/21/2017	1ML+6.50% (9.00%)	1.00	12/22/2024	468,750	464,062	459,960	1.83
InfoGroup Inc.	Media: Advertising, Printing & Publishing	3/28/2017	3ML+5.00% (7.60%)	1.00	4/3/2023	490,000	485,100	482,035	1.92
Isagenix International LLC	Healthcare & Pharmaceuticals	6/14/2018	3ML+5.75% (8.35%)	1.00	6/14/2025	481,250	476,438	431,922	1.72
McAfee LLC	High Tech Industries	9/27/2017	1ML+3.75% (6.25%)	1.00	9/30/2024	243,504	241,069	243,657	0.97
Moran Foods, LLC	Beverage, Food & Tobacco	12/2/2016	3ML+6.00% (8.60%)	1.00	12/5/2023	342,125	331,861	196,723	0.78
Prospect Medical Holdings, Inc.	Healthcare & Pharmaceuticals	2/16/2018	1ML+5.50% (8.00%)	1.00	2/22/2024	495,000	485,100	452,512	1.80
Quidditch Acquisition, Inc.	Beverage, Food & Tobacco	3/16/2018	1ML+7.00% (9.49%)	1.00	3/21/2025	495,000	485,100	499,950	1.99
Vero Parent Inc. (Sahara)	High Tech Industries	8/11/2017	1ML+4.50% (7.00%)	1.00	8/16/2024	344,768	341,320	344,014	1.37
Strike, LLC	Energy: Oil & Gas	11/21/2016	1ML+8.00% (10.60%)	1.00	11/30/2022	4,375	4,244	4,359	0.02
Strike, LLC	Energy: Oil & Gas	11/21/2016	6ML+8.00% (10.65%)	1.00	11/30/2022	306,250	297,063	305,102	1.22
Travel Leaders Group, LLC	Hotel, Gaming & Leisure	1/19/2017	1ML+4.00% (6.48%)	1.00	1/25/2024	496,250	495,009	497,902	1.98
Verdesian Life Sciences LLC	Wholesale Trade-Nondurable Goods	9/19/2014	3ML+5.00% (7.74%)	1.00	7/1/2020	193,094	191,164	173,786	0.69
Wirepath LLC	Services: Business	7/31/2017	3ML+4.00% (6.63%)	1.00	8/5/2024	492,534	490,072	485,147	1.93
Yak Access LLC	Construction & Building	7/19/2018	1ML+5.00% (7.50%)	1.00	7/11/2025	493,750	478,938	422,157	1.68
Total Senior Secured Loans—First Lien							6,954,279	6,621,618	26.36

Senior Secured Loans—Second Lien
DG Investment Intermediate Holdings 2 Inc.	Services: Business	1/29/2018	1ML+6.75% (9.25%)	0.75	2/2/2026	500,000	497,500	488,750	1.95
Encino Acquisition Partners Holdings, LLC	Energy: Oil & Gas	9/25/2018	1ML+6.75% (9. 25%)	1.00	10/29/2025	500,000	495,000	485,000	1.93
Flavors Holdings, Inc.	Beverage, Food & Tobacco	10/7/2014	3ML+10.00% (12.60%)	1.00	10/3/2021	$125,000	$120,000	$100,625	0.40%
FullBeauty Brands Holding	Retail	2/15/2019	L+7.00% (0.00%)	1.00	10/13/2023	10,960	9,457	7,609	0.03
GK Holdings, Inc.	Media: Broadcasting & Subscription	1/30/2015	3ML+10.25% (12.85%)	1.00	1/21/2022	125,000	122,500	103,125	0.41
Inmar	Media: Advertising, Printing & Publishing	4/25/2017	3ML+8.00% (10.50%)	1.00	5/1/2025	500,000	492,500	496,250	1.98
McAfee LLC	High Tech Industries	9/27/2017	1ML+8.50% (11.00%)	1.00	9/29/2025	458,333	455,469	463,604	1.85
Neustar, Inc.	High Tech Industries	3/2/2017	1ML+8.00% (10.50%)	1.00	8/8/2025	749,792	738,545	737,297	2.94
NPC International, Inc.	Hotel, Gaming & Leisure	3/30/2017	2ML+7.50% (10.13%)	1.00	4/18/2025	500,000	497,500	434,375	1.73
Oxbow Carbon LLC	Energy: Oil & Gas	12/18/2017	1ML+7.50% (10.00%)	1.00	1/4/2024	500,000	495,000	502,500	2.00
Patriot Container Corp.	Capital Equipment	3/28/2018	1ML+7.75% (10.25%)	1.00	3/20/2026	500,000	490,000	482,500	1.92
Total Senior Secured Loans—Second Lien							4,413,471	4,301,635	17.14

Senior Unsecured Bonds (a)
Ace Cash Express, Inc.	Financial	12/15/2017	12.00%	N/A	12/15/2022	450,000	444,670	425,813	1.70
Archrock Partners, LP	Energy	12/22/2016	6.00%	N/A	4/1/2021	500,000	497,877	500,459	1.99
Brand Energy & Infrastructure Services, Inc.	Energy	6/21/2017	8.50%	N/A	7/15/2025	1,000,000	1,000,000	898,750	3.58
Calumet Specialty Products	Energy	10/16/2015	7.75%	N/A	4/15/2023	$550,000	$527,241	$490,188	1.95
CSI Compressco LP	Energy	9/17/2015	7.25%	N/A	8/15/2022	750,000	686,895	661,249	2.64
Global Partners LP	Energy	10/2/2015	7.00%	N/A	6/15/2023	350,000	333,356	347,375	1.38
Jonah Energy LLC	Energy	10/3/2017	7.25%	N/A	10/15/2025	1,000,000	1,000,000	535,625	2.14
Martin Midstream Partners LP	Energy	9/10/2015	7.25%	N/A	2/15/2021	500,000	488,911	488,125	1.95
Weatherford Bermuda	Energy	11/24/2015	9.88%	N/A	3/1/2039	350,000	323,178	225,751	0.90
Total Senior Unsecured Bonds							5,302,128	4,573,335	18.23

Senior Secured Bonds (a)
Hexion Inc.	Chemicals	9/8/2015	6.63%	N/A	4/15/2020	550,000	527,947	462,688	1.84

Structured subordinated notes (a)(d)(e)
Carlyle Global Market Strategies CLO 2014-4-R, Ltd.	Structured Finance	6/29/2018	21.94%	N/A	7/15/2030	250,000	166,932	183,776	0.73
Carlyle Global Market Strategies CLO 2017-5, Ltd.	Structured Finance	1/30/2018	16.65%	N/A	1/22/2030	500,000	491,054	459,517	1.83
Galaxy XIX CLO, Ltd.	Structured Finance	12/8/2016	15.18%	N/A	7/24/2030	250,000	169,812	129,041	0.51
GoldenTree Loan Opportunities IX, Ltd.	Structured Finance	7/27/2017	15.16%	N/A	10/29/2029	250,000	186,911	148,816	0.59
Madison Park Funding XIII, Ltd.	Structured Finance	11/12/2015	21.62%	N/A	4/22/2030	$250,000	$181,141	$186,311	0.74%
Madison Park Funding XIV, Ltd.	Structured Finance	11/19/2015	16.19%	N/A	10/22/2030	250,000	190,015	183,829	0.73
Octagon Investment Partners XIV, Ltd.	Structured Finance	12/6/2017	17.73%	N/A	7/16/2029	850,000	542,050	473,896	1.89
Octagon Investment Partners XXI, Ltd.	Structured Finance	1/13/2016	16.70%	N/A	2/14/2031	387,538	221,300	208,148	0.83
Octagon Investment Partners 30, Ltd.	Structured Finance	11/21/2017	15.85%	N/A	3/17/2030	475,000	455,249	409,666	1.63
OZLM XII, Ltd.	Structured Finance	1/20/2017	12.64%	N/A	4/30/2027	275,000	222,936	174,019	0.69
Voya IM CLO 2013-1, Ltd.	Structured Finance	6/14/2016	15.51%	N/A	10/15/2030	278,312	188,306	163,994	0.65
Voya CLO 2016-1, Ltd.	Structured Finance	2/25/2016	21.04%	N/A	1/21/2031	250,000	215,948	223,390	0.89
THL Credit Wind River 2013-1 CLO, Ltd.	Structured Finance	11/3/2017	15.42%	N/A	7/30/2030	325,000	245,898	201,618	0.80
Total Structured subordinated notes(d)(e)							3,477,552	3,146,021	12.51

Equity/Other
ACON IWP Investors I, L.L.C. (f)	Healthcare & Pharmaceuticals					500,000	500,000	507,988	2.02
FullBeauty Brands Holding, Common Stock	High Tech Industries	4/30/2015				239,130	239,130	-	-
Total Equity/Other							739,130	507,988	2.02

Total Portfolio Investments							$21,414,507	$19,613,285	78.10%

See notes to pro forma condensed financial statements (unaudited).

TP FLEXIBLE INCOME FUND, INC.
SCHEDULE OF INVESTMENTS

as of March 31, 2019
(Unaudited) (Continued)

(a)	Indicates assets that the Company believes do not represent “qualifying assets” under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Of the Company’s total investments as of March 31, 2019, 32% are non-qualifying assets as a percentage of assets.

(b)	The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”) or which reset monthly, quarterly, or semiannually. For each such investment, the Company has provided the spread over LIBOR or Prime and the current contractual interest rate in effect at March 31, 2019. Certain investments are subject to a LIBOR or Prime interest rate floor. As of March 31, 2019, the one-month, two-month, three-month, and six-month LIBOR rates were 2.50%, 2.56%, 2.60%, and 2.65%, respectively.

(c)	Fair value and market value are determined by the Company’s board of directors.

(d)	The structured subordinated notes and preference/preferred shares are considered equity positions in the Collateralized Loan Obligations (“CLOs”). The CLO equity investments are entitled to recurring distributions which are generally equal to the excess cash flow generated from the underlying investments after payment of the contractual payments to debt holders and fund expenses. The current estimated yield is based on the current projections of this excess cash flow taking into account assumptions which have been made regarding expected prepayments, losses and future reinvestment rates. These assumptions are periodically reviewed and adjusted. Ultimately, the actual yield may be higher or lower than the estimated yield if actual results differ from those used for the assumptions.

(e)	All structured subordinated notes are co-investments with other entities managed by an affiliate of Prospect Flexible Income Management, LLC, the Company’s investment adviser.

(f)	Affiliated investment as defined by the 1940 Act, whereby the Company owns between 5% and 25% of the portfolio company’s outstanding voting securities and the investments are not classified as controlled investments. Affiliated funds that are managed by an affiliate of Triton Pacific Adviser, LLC, the former investment adviser of the Company, also hold investments in this security. The aggregate fair value of non-controlled, affiliated investments at March 31, 2019 represented 2.04% of the Company’s net assets. Fair value as of March 31, 2019 along with transactions during the period ended March 31, 2019 in affiliated investments were as follows:

Non-controlled, Affiliated Investments	Number of Shares	Fair Value at December 31, 2018	Gross Additions (Cost)*	Gross Reductions (Cost)**	Unrealized Change in FMV	Net Realized Gain (Loss)	Fair Value at March 31, 2019	Interest & Dividends Credited to Income
ACON IWP Investors I, L.L.C.	500,000	$495,651	$—	$—	$12,337	$—	$507,988	$—

Total		$495,651	$—	$—	$12,337	$—	$507,988	$—

*Gross additions include increases in the cost basis of investments resulting from new portfolio investments, PIK interest, the amortization of unearned income, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.

**Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

TP Flexible Income Fund, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed financial information related to the Merger is included as of and for the twelve months ended March 31, 2019. On August 10, 2018, Triton Pacific Investment Corporation, Inc., (“TPIC”) and Pathway Capital Opportunity Fund, Inc. (“PWAY”) entered into an Agreement and Plan of Merger pursuant to which PWAY merged with and into TPIC (the “Merger”). The combined surviving company was renamed as TP Flexible Income Fund, Inc. (“FLEX” or the “Company”). The Agreement and Plan of Merger was amended and restated effective as of February 12, 2019 (the “Merger Agreement”). On March 15, 2019 the Merger was approved by the stockholders of TPIC and PWAY and was consummated effective as of March 31, 2019 at 11:59 p.m. eastern time. The value of TPIC’s stock price used to determine TPIC’s purchase price was approximately $8.1 million, which was based upon the balance sheet of PWAY as of March 27, 2019 (the net asset value determination date for the Merger). The pro forma adjustments included herein reflect the conversion of the PWAY Class A Shares and the PWAY Class I Shares into TPIC Class A Common Stock using an exchange ratio of the common stock of 1.2848 for the PWAY Class A Shares and 1.2884 for the PWAY Class I Shares. On March 31, 2019, the effective date of the Merger, approximately 755,193 shares of FLEX’s Common Stock were issued to former shareholders of PWAY, as part of the Merger.

The Merger was accounted for as an asset acquisition of PWAY by TPIC (FLEX following the completion of the Merger) in accordance with the business combination method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues. Consistent with tax free business combinations of investment companies, for financial reporting purposes, the merger accounting was recorded at fair value; however, the cost basis of the investments received from TPIC was carried forward to align ongoing financial reporting of FLEX’s realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. Further, the components of net assets of FLEX reflect the combined components of net assets of both PWAY and TPIC.

In determining the fair value of the assets to be acquired, FLEX determines fair value, as defined under ASC 820, Fair Value Measurement, as the price that FLEX would receive upon selling an investment or pay to transfer a liability in an orderly transaction to a market participant in the principal or most advantageous market for the investment or liability. ASC 820 emphasizes that valuation techniques maximize the use of observable market inputs and minimize the use of unobservable inputs. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability, including assumptions about risk. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing an asset or liability based on market data obtained from sources independent of FLEX. Unobservable inputs reflect the assumptions market participants would use in pricing an asset or liability based on the best information available to FLEX on the reporting period date.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchies:

Level 1:	Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:	Inputs that are quoted prices for similar assets or liabilities in active markets.
Level 3:	Inputs that are unobservable for an asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Generally, most of FLEX’s investments are classified as Level 3.

A review of fair value hierarchy classifications is conducted on a quarterly basis. The inputs into the determination of fair value may require significant management judgment or estimation.

FLEX determines the net asset value of its investment portfolio each quarter. Securities that are publicly-traded are valued at the reported closing price on the valuation date. Securities that are not publicly-traded are valued at fair value as determined in good faith by FLEX’s board of directors. In connection with that determination, Prospect Flexible Income Management, LLC, FLEX’s investment adviser (the “FLEX Investment Adviser”) provides the Company’s board of directors with portfolio company valuations which are based on relevant inputs which may include indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and also may include valuations prepared by third-party valuation services. FLEX employs the valuation policy approved by its board of directors that is consistent with ASC 820. Although TPIC and PWAY’s valuation processes and procedures may differ, no material changes are expected to the valuations of the combined surviving company’s investment subsequent to the Merger.

The following table presents fair value measurements of investments for the combined company as of March 31, 2019:

	As of March 31, 2019
	Level 1	Level 2	Level 3	Total
Portfolio Investments
Senior Secured Loans—First Lien	$-	$-	$6,621,618	$6,621,618
Senior Secured Loans—Second Lien	-	-	4,301,635	4,301,635
Equity/Other	-	-	507,988	507,988
Senior Unsecured Bonds	-	4,573,335	-	4,573,335
Senior Secured Bonds		462,688	-	462,688
Structured subordinated notes	-	-	3,146,021	3,146,021
Total Portfolio Investments	$-	$5,036,023	$14,577,262	$19,613,285

As the combined surviving company, FLEX will continue to elect to be taxed, and intends to qualify annually to maintain its election to be taxed, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

The unaudited pro forma condensed financial information presented herein is for illustrative purposes only and does not necessarily indicate the results of operations. The Statement of Assets and Liabilities reflects the actual results of the merged funds. The unaudited pro forma condensed financial information is not indicative of the results of operations in future periods or the future financial position of the combined surviving company. Please refer to the audited financial statements of TPIC and PWAY for further details on the operations of each company.

2. PRO FORMA ADJUSTMENTS

Prior to the Merger, both TPIC and PWAY incurred costs in connection with the Merger. TPIC incurred approximately $635,000 in Merger costs and PWAY incurred approximately $709,000 in Merger costs. All Merger costs were expensed prior to March 27, 2019.

As part of the Merger Agreement, that certain Amended and Restated Expense Support and Conditional Reimbursement Agreement (the “TPIC ESA”) between TPIC and Triton Pacific Adviser, LLC, TPIC’s investment adviser (the “TPIC Investment Adviser”) was terminated as of the consummation of the Merger. Upon termination of the TPIC ESA, the TPIC Investment Adviser agreed to waive any amount that may be owed to it under the TPIC ESA.

With the approval of the Merger Agreement, the offering for PWAY ended and all offering and organizational costs due to PWAY’s investment adviser, Pathway Capital Opportunity Fund Management, LLC (the “PWAY Investment Adviser”) were no longer be reimbursable. As such, that liability was reversed on PWAY’s balance sheet prior to completion of the Merger.

The pro forma income statement was adjusted for the change in base management fees. Both PWAY and TPIC’s base management fee was 2.0% of assets under management per year. FLEX’s base management fee is 1.75% of assets per year. Additionally, FLEX has a subordinated incentive fee on income, which will be payable quarterly in arrears based on the “pre-incentive fee net investment income” for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees and fees for providing significant managerial assistance or other fees that FLEX receives from portfolio companies) accrued by FLEX during the calendar quarter, minus FLEX’s operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement between FLEX and Prospect Administrator, LLC, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the organization and offering expenses and the incentive fee payable to FLEX’s investment adviser). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that FLEX has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of FLEX’s net assets at the end of the immediately preceding calendar quarter, will be compared to a preferred return of 1.5% per quarter. FLEX will pay its investment adviser a subordinated incentive fee on income with respect to FLEX’s pre-incentive fee net investment income in each calendar quarter as follows: (1) no subordinated incentive fee on income in any calendar quarter in which FLEX’s pre-incentive fee net investment income does not exceed the preferred return; (2) 100% of FLEX’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the preferred return but is less than 1.875% in any calendar quarter; and (3) 20% of the amount of FLEX’s pre-incentive fee net investment income, if any, that exceeds 1.875% in any calendar quarter. These calculations will be appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter. The unaudited pro forma condensed consolidated financial information does not contain this subordinated incentive fee on income as the preferred return would not be met for the period.

3. PORTFOLIO REALIGNMENT

The portfolios of TPIC and PWAY both currently consist primarily of debt investments. Following completion of the Merger, at least 70% of FLEX’s investments are expected to consist primarily of these same investment types. PWAY expects to reposition its portfolio by selling approximately $5 million in fair market value of its portfolio investments (approximately 62% of PWAY’s net assets as of March 27, 2019, which was the net asset value determination date for the Merger) that are not “qualifying assets” under the 1940 Act for cash prior to consummation of the Merger and (i) re-investing approximately $1.5 million (approximately 30%) of those proceeds in assets that are “qualifying assets” under the 1940 Act and (ii) re-investing approximately $3.5 million (approximately 70%) of those proceeds in CLOs, which will result in a 25% CLO portfolio allocation for combined company after the investments are made.

Some of the investments excepted to be sold are forced sales as these investments are not “qualifying assets” under the 1940 Act because they are investments in U.S. companies with market capitalization greater than $250 million. Following completing of the Merger, FLEX will have at least 70% of its assets invested in “qualifying assets,” which include investments in private, U.S. companies or U.S. companies with market capitalization of less than $250 million. The pro forma financials to do reflect the repositioning as it is will occur after March 31, 2019.

4. THE MERGER

Effective March 31, 2019, TPIC and PWAY entered into a tax free business combination. Concurrent with the Merger, TPIC, the legal acquirer was renamed TP Flexible Income Fund, Inc. As a result of the Merger, the Company issued approximately 775,193 shares of the Company’s Class A Common Stock to the former shareholders of PWAY and all shares of PWAY were retired.

For financial reporting purposes, the Merger was treated as a recapitalization of PWAY followed by the reverse acquisition of TPIC by PWAY for a purchase price equivalent to the fair value of TPIC’s net assets.

Consistent with tax free business combinations of investment companies, for financial reporting purposes, the reverse merger accounting was recorded at fair value; however, the cost basis of the investments received from TPIC was carried forward to align ongoing financial reporting of the Company’s realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. Further, the components of net assets of the Company reflect the combined components of net assets of both PWAY and TPIC.

In accordance with the accounting and presentation for reverse acquisitions, the historical financial statements of the Company, prior to the date of the Merger reflect the financial positions and results of operations of PWAY, with the exception of the components of net assets described above, with the results of operations of TPIC being included commencing on April 1, 2019. Effective with the completion of the Merger, TPIC changed its fiscal year end to be the last day of June consistent with PWAY’s fiscal year.

In the Merger, common shareholders of PWAY received newly-issued common shares in the Company having an aggregate net asset value equal to the aggregate net asset value of their holdings of PWAY Class A and/or PWAY Class I common shares, as applicable, as determined at the close of business on March 27, 2019, as permitted by the Merger Agreement. The differences in net asset value between March 27, 2019 and March 31, 2019 were not material. Relevant details pertaining to the Merger are as follows:

	NAV/Share ($)	Conversion Ratio
Triton Pacific Investment Corporation, Inc.	10.48	N/A
Pathway Capital Opportunity Fund, Inc.: Class A	13.46	1.2848
Pathway Capital Opportunity Fund, Inc.: Class I	13.50	1.2884

Investments

The cost, fair value and net unrealized appreciation (depreciation) of the investments of TPIC as of the date of the Merger was as follows:

TPIC
Cost of investments	$12,106,879
Fair value of investments	$11,431,241
Net unrealized appreciation (depreciation) on investments	$(675,638)

Common Shares

The common shares outstanding, net assets applicable to common shares and NAV per common share outstanding immediately before and after the Merger were as follows:

Accounting Acquirer – Prior to Merger	PWAY Class A	PWAY Class I
Common shares outstanding	570,431	32,834
Net assets applicable to common shares	$7,679,839	$443,296
NAV per common share	$13.46	$13.50
Legal Acquiring Fund – Prior to Merger	TPIC
Common shares outstanding	1,614,221
Net assets applicable to common shares	$16,915,592
NAV per common share	$10.48
Legal Acquiring Fund – Post Merger	FLEX
Common shares outstanding	2,403,349
Net assets applicable to common shares	$25,086,682
NAV per common share	$10.44

Cost and Expenses

In connection with the Merger, PWAY incurred certain associated costs and expenses of approximately $709,000. These costs and expenses were expensed by PWAY.

Purchase Price Allocation

PWAY as the accounting acquiror acquired 32% of the voting interests of TPIC. The below summarizes the purchase price allocation from TPIC:

PWAY as acquiror
Value of Common Stock Issued	$17,052,546
Assets acquired:
Investments	$11,431,241
Cash and cash equivalents	5,055,456
Other assets	607,163
Total assets acquired	17,093,860
Total liabilities assumed	41,314
Net assets acquired	17,052,546
Total purchase price	$17,052,546